EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT


    Agreement made this 20th day of September, 1995, between CPAC, INC., a corporation organized and existing under the laws of the State of New York (the "Corporation"), and THOMAS N. HENDRICKSON, residing at 5 Simmons Rd., Perry, New York 14530 (the "Employee").

                                  WITNESSETH:

    That in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

    1. The Corporation hereby employs the Employee, and the Employee agrees to serve the Corporation, for a term beginning on September 20, 1995 for a term of five (5) years, which term shall automatically be extended for an additional one (1) year period on each of the first three anniversary dates, provided that Employee is in the employ of the Corporation on that date.

    2. So long as this agreement shall continue in effect, the Employee shall devote his full business time and energies to the business and affairs of the Corporation; use his best efforts, skill and abilities to promote its interest; serve as a director and officer of the Corporation if elected by the board of directors; and perform such duties as may be assigned to him by such board of directors.

    3. Subject to the control of the board of directors, the Employee's principal areas of responsibility shall be those of Chief Executive Officer of CPAC, Inc. The Corporation agrees that the duties assigned to the Employee shall not be inconsistent therewith and that the Employee shall have such executive powers and authority as shall reasonably be required to enable him to discharge such duties in an efficient manner.

    4.    A.    The Corporation shall pay the Employee for all services to be rendered as hereinbefore set forth a basic salary at an annual rate of Three Hundred Fifty Thousand Dollars ($350,000.00), payable in twenty-six (26) installments. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which the Corporation may provide for him or for its employees generally. This agreement shall not be deemed abrogated or terminated if the Corporation, in its discretion shall determine to increase the compensation of the Employee for any period of time, or if the Employee shall accept such increase. Employee shall receive an increase in base pay each year equal to the percent of increase given to other senior officers of the Corporation, or such other greater percent as is determined by the Board of Directors. He will be entitled prior to the start of each calendar year to advise the Board if he wishes any portion or all of his compensation to be paid to the Rabbi Trust now in existence for him, or in the alternative, paid in the form of restricted shares of the Corporation.

          B. In addition to his salary, Employee shall participate in the Corporation's Incentive Compensation Plan. His `Bonus Target'' each year as defined in the Plan will be 75% of his salary. If the Corporation meets earnings per share objectives established from time to time by the Board of Directors, he will be entitled to earn the same percent of his Bonus Target as is earned by other members of senior management pursuant to the plan.

    5. The Corporation shall pay or reimburse the Employee for all reasonable traveling and other expenses incurred or paid by the Employee in connection with the performance of his services under this agreement upon presentation of expense statements or vouchers and such other supporting information as it may from time to time request; provided, however, that the amount available for such traveling and other expenses may be fixed in advance by the board of directors.

    6. Any and all improvements, designs, drawings and patentable concepts developed by the Employee so long as he shall remain in the employ of the Corporation shall belong to the Corporation; and in the event that the Employee is discharged for cause, or resigns or departs from the employ of the Corporation without the approval of the Board of Directors for a period of twenty-four (24) months after such discharge, resignation or departure, any and all improvements, designs, drawings and patentable concepts which are developed by the Employee as a direct result of his relationship to the Corporation during such employment, shall belong to the Corporation also; and the Employee shall make such applications and assignments as may in the opinion of the Corporation be necessary for the purpose.

    7. During the term of this agreement and of any payments pursuant to this agreement, and for a period of twenty-four (24) months thereafter, the Executive shall not directly or indirectly use or make available to any person, firm or corporation the knowledge of the products and business of the Corporation or any of its subsidiaries gained by him during the period of his employment, whether the Employee be acting as individual, partner, stockholder, director, officer, engineer, draftsman, principal, agent, employee, trustee or consultant, or in any other relationship or capacity as provided in this agreement.

    The Executive shall keep confidential any and all information obtained by him in the course of his employment about the Corporation or any of its subsidiaries and its affairs, its relationship to actual and potential customers, and the needs and requirements of any such actual or potential customers.

    8. During the term of this agreement and of any payments pursuant to this agreement, and for a period of twenty-four (24) months after such resignation, departure or discharge, the Employee shall not directly or indirectly enter the employ of or render any service to, any person, partnership, association or corporation engaged in the businesses of CPAC, Inc., or its subsidiaries; he shall not engage in any such business on his own account; and he shall not become interested in any such business directly or indirectly as an individual, partner, shareholder, director, officer, principal agent, employee, trustee, consultant, or in any other relationship or capacity.

    9. In the event of Employee's disability, his salary shall be continued for the remainder of the contract term in effect at the time of his disability, but he will not be entitled to bonus for the period after his disability other than a bonus payable at the end of the fiscal year in which he becomes disabled prorated on the basis of the number of days in which he was employed.

    10. If Employee's services are terminated by the Corporation for any reason other than his willful participation in an activity known by him to be contrary to the interests of the Corporation he will:

          A. For the duration of the contract term in effect on the date of his termination without further extension, receive a salary equal to his salary at the time of termination, with annual increments equal to the percent increase given other senior officers of the Corporation.

          B. Receive annually during such term a bonus equal to the highest annual bonus which he received in the three (3) fiscal years of the Corporation immediately preceding his termination.

          C. Be granted non-qualified stock options at the price and for the term of the qualified options which he holds at the date of termination, which options shall be effective upon the first date when he can no longer exercise his qualified stock options.

    11. This agreement shall extend to and be binding upon the Employee, his legal representative, heirs, and distributees, and upon the Corporation, its successors and assigns, and the term "Corporation" as used herein shall include such successors and assigns.

    12. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this agreement which are not set forth herein. No modification of this agreement shall be valid unless made in writing and signed by the parties hereto.

    13. The waiver or breach of any term or condition of this agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

    14. Both parties have agreed that a breach by the Employee of the covenants contained herein would cause the Corporation to suffer loss which could not be compensated for adequately by damages and that, in addition to claiming damages in respect of any breach of such covenants, the Corporation shall be entitled as a matter of right to seek an injunction against the Employee and such right shall be cumulative and in addition to any other remedies which may be available to the Corporation as a result of such breach.

    15. This agreement shall be construed in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, the Corporation has caused this agreement to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, and the Employee has hereunto set his hand and seal, all as of the day and year first above written.

                                                        CPAC, INC.

                                          By: /s/ Robert C. Isaacs
                                              ---------------------------------
                                                      Vice-President
[corporate seal]

attest:


/s/ Robert Oppenheimer
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             Secretary


/s/ Thomas N. Hendrickson
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              Employee